EXHIBIT A

     Pursuant to Rule 13d-1(k)(1)(iii) promulgated by the Securities and Exchange Commission, the undersigned agree that the statement to which this Exhibit is attached is filed on their behalf in the capacities set out hereinbelow.

                              HANSEATIC AMERICAS LDC

                              By:  Hansabel Partners LLC

                              By:  Hanseatic Corporation


Dated:  May 12, 2000          By   s/Wolfgang Traber
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                              HANSABEL PARTNERS LLC

                              By:  Hanseatic Corporation


Dated:  May 12, 2000          By   s/Wolfgang Traber
                                   ---------------------

                              HANSEATIC CORPORATION

Dated:  May 12, 2000          By   s/Wolfgang Traber
                                   ---------------------


Dated:  May 12, 2000               s/Wolfgang Traber
                                   ---------------------
                                   Wolfgang Traber